UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022
CARDIOVASCULAR SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)

(651) 259-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, One-tenth of One Cent ($0.001) Par Value Per Share	CSII	The Nasdaq Stock Market LLC

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2022, the Human Resources and Compensation Committee (the “Committee”) and the Board of Directors (the “Board”) of Cardiovascular Systems, Inc. (the “Company”) approved the incentive compensation plans for the Company’s executive officers for the year ending June 30, 2023, as described below.

Cash Bonus Plan

For the 12-month period ending June 30, 2023, each executive officer is eligible to receive cash incentive compensation pursuant to the Fiscal 2023 Executive Officer Bonus Plan (the “Bonus Plan”), based on our achievement of revenue and adjusted EBITDA financial goals for such period. Adjusted EBITDA is defined as income from operations with stock compensation, depreciation and amortization added back into the calculation. In addition, adjusted EBITDA may be further adjusted by the Committee to include or exclude the events set forth in Section 7(b) of the Company’s Amended and Restated 2017 Equity Incentive Plan and other unforeseen expenses. Target bonus amounts are weighted 75% for the revenue goal and 25% for the adjusted EBITDA goal. Target bonus levels as a percentage of base salary are 115% for the Chief Executive Officer, 100% for the Chief Financial Officer, 75% for the Executive Vice President of Operations & Technology and the General Counsel, and 60% for the other executive officers. Depending upon performance against the goals, participants are eligible to earn up to 200% of each of the revenue and adjusted EBITDA portions of their target bonus amount. The Bonus Plan criteria are the same for all of the executive officers.

Long-term Incentive Plan

Each executive officer will receive grants of restricted stock under the fiscal 2023 long-term incentive plan, effective three business days following the release of the Company’s financial results for the year ended June 30, 2022. The restricted stock grants will be based on a target equity percentage of each executive officer’s base salary, with 40% of such target amount allocated to time-vesting restricted stock and 60% of such target amount allocated to performance-vesting restricted stock; provided, that the performance-vesting restricted stock will be granted to each executive officer at 200% of the target number of shares allocated to performance-vesting restricted stock, and any shares not earned will be forfeited upon confirmation of performance achievement. Target equity grants as a percentage of base salary are 450% for the Chief Executive Officer, 200% for the Chief Financial Officer, 150% for the General Counsel, and 125% for the other executive officers.

The time-vesting restricted stock grants will vest in equal installments of 1/3 in August 2023, 2024 and 2025. Half of the performance-vesting restricted stock grants will vest based on our total shareholder return relative to total shareholder return of our peer group (as determined by the Committee), as measured by the closing prices of our stock and the peer group members for the 90 trading days preceding July 1, 2022 compared to the closing prices of our stock and the stock of the peer group members for the 90 trading days preceding July 1, 2025. The other half of the performance-vesting restricted stock grants will vest based on our average annual revenue growth in the three-year period beginning on July 1, 2022. Vesting of the performance-vesting shares will be determined on the date that our Form 10-K for the fiscal year ending June 30, 2025 is filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 22, 2022

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Alexander Rosenstein
Alexander Rosenstein General Counsel and Corporate Secretary